As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HAWAIIAN HOLDINGS INC	(Exact name of Registrant as specified in its charter)	HAWAIIAN AIRLINES INC

Delaware	(State or other jurisdiction of incorporation or organization)	Delaware

71-0879698	(I.R.S. Employer Identification Number)	99-0042880

3375 Koapaka Street, Suite G-350 Honolulu, Hawai‘i 96819 (808) 835-3700	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	3375 Koapaka Street, Suite G-350 Honolulu, Hawai‘i 96819 (808) 835-3700

Peter R. Ingram

President and Chief Executive Officer

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

(808) 835-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter, Esq. Joanne J. Lee, Esq. Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, Hawai‘i 96819 (808) 835-3700	Tony Jeffries Richard C. Blake Jennifer Knapp Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock of Hawaiian Holdings, Inc., $0.01 par value(4)
Preferred Stock of Hawaiian Holdings, Inc., $0.01 par value
Depositary Shares of Hawaiian Holdings, Inc.
Warrants of Hawaiian Holdings, Inc.
Debt Securities of Hawaiian Holdings, Inc.
Debt Securities of Hawaiian Airlines, Inc.
Purchase Contracts of Hawaiian Holdings, Inc.
Subscription Rights of Hawaiian Holdings, Inc.
Units of Hawaiian Holdings, Inc.(5)
Total

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(4)	The common stock registered hereunder may be sold by us or any of the selling securityholders, separately, or in combination with us, at various times.
(5)

Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and subscription rights.

PROSPECTUS

[Hawaiian Airlines Logo]

HAWAIIAN HOLDINGS, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Purchase Contracts

Subscription Rights

Units

HAWAIIAN AIRLINES, INC.

Debt Securities

The securities covered by this prospectus may be sold by Hawaiian Holdings, Inc. and its wholly-owned subsidiary Hawaiian Airlines, Inc., from time to time, together or separately. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The supplement and any related free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus, any prospectus supplement and any related free writing prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price of our public securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

The common stock of Hawaiian Holdings, Inc. is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “HA.”

In addition, the selling securityholders described in this prospectus, including the United States Department of the Treasury, to which we are issuing warrants in connection with financial assistance received pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), may from time to time offer or sell the securities identified above. The selling securityholders may offer and sell our securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities by the selling securityholders, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of the securities and the net proceeds any selling securityholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of our securities by the selling securityholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is August 7, 2020.

DESCRIPTION OF SECURITIES	6
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	9
EXPERTS	9
WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE	10

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and Hawaiian Airlines, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we, Hawaiian Airlines, Inc. and the selling securityholders may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we, Hawaiian Airlines, Inc. or any selling securityholders offer and sell securities pursuant to this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold (including, if applicable, the number of securities that each of the selling securityholders will be selling) and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.”

We and the selling securityholders have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us and the selling securityholders or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc., unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the following summary together with the more detailed information regarding our Company, the securities being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase securities from us or the selling securityholders.

THE COMPANY

Hawaiian Holdings, Inc. is a holding company incorporated in the State of Delaware. The Company’s primary asset is sole ownership of all issued and outstanding shares of common stock of Hawaiian Airlines, Inc. (“Hawaiian”). Hawaiian was originally incorporated in January 1929 under the laws of the Territory of Hawai‘i and became our indirect wholly-owned subsidiary pursuant to a corporate restructuring that was consummated in August 2002. Hawaiian became a Delaware corporation and the Company’s direct wholly-owned subsidiary concurrent with its reorganization and reacquisition by the Company in June 2005.

We are engaged in the scheduled air transportation of passengers and cargo amongst the Hawaiian Islands (the “Neighbor Island routes”) and, between the Hawaiian Islands and certain cities in the United States (the “North America routes” together with the “Neighbor Island routes”, the “Domestic routes”), and between the Hawaiian Islands and the South Pacific, Australia, New Zealand and Asia (the “International routes”), collectively referred to as our Scheduled Operations.

We are the longest serving airline, as well as the largest airline headquartered, in the State of Hawai‘i, and the 10th largest domestic airline in the United States based on revenue passenger miles reported by the Research and Innovative Technology Administration Bureau of Transportation Services as of October 2019, the latest data available.

Our goal is to be the number one destination carrier serving Hawai‘i. We are devoted to the travel needs of the residents of and visitors to Hawai‘i and we offer a unique travel experience. We are strongly rooted in the culture and people of Hawai‘i and we seek to provide high quality service to our customers that exemplifies the spirit of Aloha.

Our principal executive offices are located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawai‘i and our telephone number is (808) 835-3700. Our website address is www.hawaiianairlines.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “HA.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K, and in any of our quarterly reports on Form 10-Q since our most recent annual report on Form 10-K and any of our current reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

USE OF PROCEEDS

We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Pending our use of the net proceeds from the sale of our securities, we intend to invest the net proceeds in bank deposits, money market funds, and treasury obligations.

We will not receive any of the proceeds from the sale of our securities by selling securityholders.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale of our securities by certain of our securityholders, whom we refer to in this prospectus as the “selling securityholders,” including the United States Department of the Treasury, to which we are issuing warrants in connection with financial assistance received pursuant to the CARES Act. Information about any selling securityholders, where applicable, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference. The selling securityholders shall not sell any securities pursuant to this prospectus until we have identified such selling securityholders and the securities being offered for resale by such selling securityholders. However, the selling securityholders may sell or transfer all or a portion of their securities pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The description of Hawaiian Holdings, Inc.’s capital stock is incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 12, 2020 (the “2019 Annual Report”).

Preferred Stock

Hawaiian Holdings, Inc.’s board of directors has the authority, without further action by its stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund provisions and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of Hawaiian Holdings, Inc.’s preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

DESCRIPTION OF SECURITIES

In addition to common stock and preferred stock, Hawaiian Holdings, Inc. may issue from time to time, in one or more offerings, the following securities:

•	depositary shares;

•	warrants to purchase from us shares of our common stock or preferred stock or other securities;

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	purchase contracts;

•	subscription rights; and

•	units representing two or more of the foregoing securities.

Hawaiian Airlines, Inc. may issue from time to time, in one or more offerings, debt securities, which may be senior or subordinated, and which may be exchangeable into Hawaiian Holdings, Inc.’s common stock or be non-exchangeable.

In addition, the selling securityholders may offer and sell from time to time, in one or more offerings, securities as described in this prospectus.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the securities that may be offered by us or the selling securityholders under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us or the selling securityholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell our securities from time to time in one or more transactions. We or the selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a distribution or dividend, if legally permitted. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling securityholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling securityholders designate may solicit offers to purchase our securities.

•

We or the selling securityholders will name any agent involved in offering or selling our securities and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we or the selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.

•

If we or the selling securityholders use an underwriter or underwriters, we or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We or the selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling securityholders may use a dealer to sell our securities.

•	If we or the selling securityholders use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We or the selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling securityholders may solicit directly offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors. We or the selling securityholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We or the selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us or our respective affiliates or the selling securityholders in the ordinary course of business.

We or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we or the selling securityholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we or the selling securityholders describe in the prospectus supplement.

•

We or the selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

We or the selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling securityholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Hawaiian Holdings, Inc. and Hawaiian Airlines, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Hawaiian Holdings, Inc. appearing in Hawaiian Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Hawaiian Holdings, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.hawaiianairlines.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 12, 2020 (the “2019 Annual Report”);

•	Exhibit 4.1 to our 2019 Annual Report;

•	The sections of our Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders filed with the SEC on March 30, 2020 incorporated by reference in our 2019 Annual Report;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 filed with the SEC on May 7, 2020 and July 28, 2020, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on March 18, 2020, March 20, 2020, March 23, 2020, April 28, 2020, May 19, 2020, July 10, 2020 and August 7, 2020; and

•

The description of our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on May 30, 2008, including any subsequent filed amendments and reports updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Hawaiian Holdings, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawai‘i 96819

(808) 835-3700

Attn: Investor Relations

Investor.Relations@HawaiianAir.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

[Hawaiian Airlines Logo]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accounting fees and expenses	(2)
Transfer agent, trustee and warrant agent fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

(2)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Hawaiian Holdings, Inc. is a Delaware corporation. As permitted by Section 145(a) of the Delaware General Corporation Law (the “DGCL”), Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation and amended and restated by-laws provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation, or while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or non-profit entity, against all liability and loss suffered and expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the commencement of such proceeding by such person was authorized by the board of directors of the corporation and the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

As permitted by Section 145(b) of the DGCL, Hawaiian Holdings, Inc.’s amended and restated by-laws further provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person, or a person for whom such person is the legal representative, acted in any of the capacities set forth above, against all liability and loss suffered and expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

1)

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

2)

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

3)

the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Hawaiian Holdings, Inc., and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Hawaiian Holdings, Inc. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation provides, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Hawaiian Holdings, Inc. will indemnify any and all of its officers and directors. Hawaiian Holdings, Inc. may, in its discretion, similarly indemnify its employees and agents. Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation also relieves its directors from monetary damages to Hawaiian Holdings, Inc. or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (1) for a breach of the duty of loyalty, (2) for failure to act in good faith, (3) for intentional misconduct or knowing violation of law, (4) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (5) for any transactions from which the director derived an improper personal benefit.

As discussed above, Hawaiian Holdings, Inc.’s amended and restated certificate of incorporation and amended and restated by-laws provide for the indemnification of directors and officers to the fullest extent permissible under the DGCL. In addition, Hawaiian Holdings, Inc. has entered into indemnification agreements with its directors and officers, and it maintains insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers of Hawaiian Holdings, Inc.

Likewise, Hawaiian Airlines, Inc.’s amended and restated certificate of incorporation provides for the indemnification of directors and officers, as applicable, to the fullest extent permissible under the DGCL. In addition, the indemnification agreements of Hawaiian Holdings, Inc. with its directors and officers cover actions taken by such persons as directors and officers of Hawaiian Airlines, Inc., and insurance policies are maintained insuring directors and officers against certain liabilities that they may incur in their capacity as officers and directors of Hawaiian Airlines, Inc.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits

The Exhibit Index filed herewith and appearing immediately before the signature pages hereto is incorporated by reference in this Item 16.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section305(b)(2) of the Trust Indenture Act.

(6)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1	333-129503	3.1	November 7, 2005

3.2	Amended and Restated By-laws of the Registrant	10-Q	001-31443	3.1	July 28, 2020

3.3	Amended and Restated Certificate of Incorporation of Hawaiian Airlines, Inc.	S-3	333-187255	3.3	March 14, 2013

3.4	Amended and Restated Bylaws of Hawaiian Airlines, Inc.					X

4.1*	Certificate of Designation of Hawaiian Holdings, Inc.

4.2	Form of Indenture for Hawaiian Holdings, Inc.					X

4.3	Form of Indenture for Hawaiian Airlines, Inc.					X

4.4*	Form of Debt Security to be issued by Hawaiian Holdings, Inc.

4.5*	Form of Debt Security to be issued by Hawaiian Airlines, Inc.

4.6*	Form of Warrant to be issued by Hawaiian Holdings, Inc.

4.7*	Form of Warrant Agreement of Hawaiian Holdings, Inc.

4.8*	Form of Purchase Contract Agreement of Hawaiian Holdings, Inc.

4.9*	Form of Subscription Agreement of Hawaiian Holdings, Inc.

4.10*	Form of Unit Agreement of Hawaiian Holdings, Inc.

4.11*	Form of Deposit Agreement of Hawaiian Holdings, Inc.

4.12*	Form of Depositary Receipt of Hawaiian Holdings, Inc.

4.13	Warrant Agreement, dated as of April 22, 2020, by and between Hawaiian Holdings, Inc. and the United States Department of the Treasury.	10-Q	001-31443	4.1	May 7, 2020

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date	Filed Herewith

4.14	Form of Warrant to Purchase Common Stock (included in Annex B to Exhibit 4.7)	10-Q	001-31443	4.2	May 7, 2020

4.15	Promissory Note, dated as of April 22, 2020, issued by Hawaiian Airlines, Inc. to the United States Department of the Treasury, with Hawaiian Holdings, Inc. as guarantor.	10-Q	001-31443	4.3	May 7, 2020

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.					X

10.1	Payroll Support Program Agreement, dated as of April 22, 2020, by and between Hawaiian Airlines, Inc. and the United States Department of the Treasury.	10-Q	001-31443	10.1	May 7, 2020

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney of Hawaiian Holdings, Inc. (incorporated by reference to the signature page of this Registration Statement)					X

24.2	Power of Attorney of Hawaiian Airlines, Inc. (incorporated by reference to the signature page of this Registration Statement)					X

25.1**	Form T-1 for Hawaiian Holdings, Inc. — Statement of Eligibility for Indenture under the Trust Indenture Act of 1939, under the Indenture filed as Exhibit 4.2

25.2**	Form T-1 for Hawaiian Airlines, Inc. — Statement of Eligibility for Indenture under the Trust Indenture Act of 1939, under the Indenture filed as Exhibit 4.3

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	To be filed pursuant to section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawai‘i, on the 7th day of August, 2020.

HAWAIIAN HOLDINGS, INC.

By:	/s/ Shannon L. Okinaka
Shannon L. Okinaka
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter R. Ingram and Shannon L. Okinaka, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to said registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter R. Ingram Peter R. Ingram	President and Chief Executive Officer, and Director (Principal Executive Officer)	August 7, 2020

/s/ Shannon L. Okinaka Shannon L. Okinaka	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 7, 2020

/s/ Lawrence S. Hershfield Lawrence S. Hershfield	Chair of the Board of Directors	August 7, 2020

/s/ Donald J. Carty Donald J. Carty	Director	August 7, 2020

/s/ Earl E. Fry Earl E. Fry	Director	August 7, 2020

Signature	Title	Date

/s/ Joseph Guerrieri, Jr. Joseph Guerrieri, Jr.	Director	August 7, 2020

/s/ C. Jayne Hrdlicka C. Jayne Hrdlicka	Director	August 7, 2020

/s/ Randall L. Jenson Randall L. Jenson	Director	August 7, 2020

/s/ Michael E. McNamara Michael E. McNamara	Director	August 7, 2020

/s/ Crystal K. Rose Crystal K. Rose	Director	August 7, 2020

/s/ William S. Swelbar William S. Swelbar	Director	August 7, 2020

/s/ Duane E. Woerth Duane E. Woerth	Director	August 7, 2020

/s/ Richard N. Zwern Richard N. Zwern	Director	August 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawai‘i, on the 7th day of August, 2020.

HAWAIIAN AIRLINES, INC.

By:	/s/ Shannon L. Okinaka
Shannon L. Okinaka
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter R. Ingram and Shannon L. Okinaka, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to said registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter R. Ingram Peter R. Ingram	President and Chief Executive Officer, and Director (Principal Executive Officer)	August 7, 2020

/s/ Shannon L. Okinaka Shannon L. Okinaka	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 7, 2020

/s/ Lawrence S. Hershfield Lawrence S. Hershfield	Chair of the Board of Directors	August 7, 2020

/s/ Donald J. Carty Donald J. Carty	Director	August 7, 2020

/s/ Earl E. Fry Earl E. Fry	Director	August 7, 2020

Signature	Title	Date

/s/ Joseph Guerrieri, Jr. Joseph Guerrieri, Jr.	Director	August 7, 2020

/s/ C. Jayne Hrdlicka C. Jayne Hrdlicka	Director	August 7, 2020

/s/ Randall L. Jenson Randall L. Jenson	Director	August 7, 2020

/s/ Michael E. McNamara Michael E. McNamara	Director	August 7, 2020

/s/ Crystal K. Rose Crystal K. Rose	Director	August 7, 2020

/s/ William S. Swelbar William S. Swelbar	Director	August 7, 2020

/s/ Duane E. Woerth Duane E. Woerth	Director	August 7, 2020

/s/ Richard N. Zwern Richard N. Zwern	Director	August 7, 2020